EXHIBIT 5.1  Opinion of Counsel

                         LAW OFFICES OF J. THOMAS LEWIS
                         10850 Wilshire Blvd., Suite 426

                          Los Angeles, California 90024
                                 (310) 474-7588

                                February 10, 2003

Toffee Sensations Inc.
725 S. Figueroa Street, 32nd Floor
Los Angeles, CA 90017

            Re: Opinion Of Counsel
                File No.:333-83496

Ladies and Gentlemen:

The undersigned has acted as counsel for Toffee Sensations Inc., a California corporation (the "Company") limited to certain matters as described herein.

In rendering this opinion, we have ascertained that the Company is validly incorporated and in good standing under the laws of the State of California, examined the Articles of Incorporation of the Company as filed with the Secretary of State of the State of California on August 20, 2001, the By-Laws of the Company, The Company's Resolutions of the Board of Directors authorizing the issuance of these shares of stock, the Audited Financial statements of the Company, and such other documents as deemed necessary or appropriate for the opinion expressed herein. All the foregoing documents and investigations shall be herein referred to as the "Reviewed Documents." We also refer to the Form SB-2 of the Company to be filed with the Securities and Exchange Commission ("Form SB-2"). The Form SB-2 relates to 1,000,000 shares of common stock of the Company ("Company Shares") and 500,000 shares of common stock of the Selling Shareholders (as referenced therein) ("Selling Shareholder Shares").

We have not reviewed any documents other than the Reviewed Documents for purposes of rendering the opinions expressed herein. We have conducted no independent factual investigation other than our review of the Reviewed Documents. In rendering this opinion, we have relied, as to factual matters, solely upon the Reviewed Documents, and the representations, warranties, statements and information set forth therein, all of which we assume to be true, complete and accurate in all material respects.

With respect to the Reviewed Documents, we have assumed and relied upon the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or forms, the genuineness of all signatures, the legal capacity of natural persons and that the Reviewed Documents, in the forms submitted to us for our review, have not


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been and will not be altered or amended in any respect material to this opinion.

We express no opinion with respect to state securities, blue sky or tax laws. This opinion is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same or retroactively or prospectively applied, or to update or supplement this letter in fashion to reflect any facts or circumstances which hereafter come to our attention. For the purpose of rendering the opinions hereinafter expressed, we have made the following additional assumptions that the Articles of Incorporation, and by-laws constitute the articles of incorporation and by-laws of the Company are presently in effect.

Based upon the foregoing, and subject to and in reliance on the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Company Shares when issued pursuant to the Form SB-2 will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

2. The Selling Shareholders Shares are legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

We hereby consent to the filing of the opinion as Exhibit 5.1 to the Company's Registration Statement and the reference to our firm in the Prospectus, if applicable or required.

This opinion is rendered for your benefit in connection with the matters addressed herein, and may only be used and relied upon by you and any other persons or entities for the purpose expressed in the immediately preceding sentence

                                              Very truly yours,


                                              /s/ J. Thomas Lewis, Esq.
                                              J. Thomas Lewis, Esq.


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